Letter of Offer dated August 30th, 2013

Lakeland Protective Real Estate Inc.

59 Bury Court

Brantford, ON

N3S 0A9

Attention of: Mr. Norman Brown

Re:	Loan Account No. 038405-02

In accordance with this letter of offer of credit as amended from time to time (the “Letter of Offer”), Business Development Bank of Canada (“BDC”) is pleased to offer you the following loan (the “Loan”). The Letter of Offer is open for acceptance until September 8th, 2013 (the “Acceptance Date”) after which date it shall become null and void.

LOAN PURPOSE AND FUNDING

Loan Purpose
Advance to Related Company	$1,100,000.00
$1,100,000.00

Funding
BDC	$1,100,000.00
$1,100,000.00

No change to the Loan Purpose or Funding may be made without BDC’s prior written consent. The proceeds of the Loan may only be used for this Loan Purpose.

SCHEDULE

The Letter of Offer includes Schedule “A” which contains Definitions, Representations and Warranties, Covenants, Events of Default and General Terms and Conditions. Schedule “A” has been inserted after the signature page and forms an integral part of the Letter of Offer.

Business Development Bank of Canada 25 Main Street West, Suite 1900, Hamilton, Ontario L8P 1H1 Fax: (905) 572-4282 www.bdc.ca

LETTER OF OFFER Lakeland Protective Real Estate Inc. - 038405-02, August 30th, 2013

DEFINITIONS

In the Letter of Offer, capitalized terms have the meanings described in Schedule “A” – Section I or are defined elsewhere in the text of the Letter of Offer.

LENDER

BDC

BORROWER

Lakeland Protective Real Estate Inc. (the “Borrower”)

LOAN AMOUNT

Cdn $1,100,000.00.

INTEREST RATE

The Loan and all other amounts owing by the Borrower pursuant to the Loan Documents shall bear interest at the following rate:

Fixed Rate

6.450% per year, being the applicable BDC’s Base Rate of 5.950% per year plus a variance of 0.500% per year (the “Variance”). BDC will guarantee the interest rate until the Acceptance Date. Should the Acceptance Date be extended, this interest rate will not be guaranteed.

The Interest Adjustment Date for this fixed interest rate plan is August 23rd, 2018.

INTEREST CALCULATION

Interest shall be calculated monthly on the outstanding principal, commencing on the date of the first disbursement, both before and after maturity, default and judgment.

Arrears of interest or principal and all other amounts owing by the Borrower pursuant to the Loan Documents shall bear interest at the rate applicable to the Loan and shall be calculated and compounded monthly.

LETTER OF OFFER Lakeland Protective Real Estate Inc. - 038405-02, August 30th, 2013

REPAYMENT

Principal is repayable as follows:

Blended Payment

All payments are to be made on the day of the month selected by the Borrower (the "Payment Date”). Interest is payable monthly commencing on the next occurring Payment Date following the first advance on the Loan. Once the Loan has been fully disbursed, interest on the Loan together with the principal of the Loan shall be payable by way of monthly blended instalments of principal and interest of $8,168.96 each (based on the fixed rate indicated above and an initial amortization period of 240 months) commencing on November 23rd, 2013 up to and including the Interest Adjustment Date. Prior to the Interest Adjustment Date, BDC shall advise of the new monthly blended instalment based on the available fixed rate plans.

The equivalent rate calculated semi-annually, not in advance, is 6.537% per year.

On October 23rd, 2033 (the “Maturity Date”), the balance of the Loan in principal and interest and all other amounts owing pursuant to the Loan Documents shall become due and payable.

PREPAYMENT

Annual prepayment privilege: Provided that the loan is not in default, the Borrower may, once in any 12 month period, prepay up to 15% of the then outstanding principal without indemnity.  The first pre-payment can be made at any time more than one year after August 29th, 2013, being the date the loan was authorized.  The prepayment privilege is not cumulative and each prepayment must be at least 12 months subsequent to the last prepayment. The prepayment privilege is not applicable upon prepayment of the loan in full.

In addition to the annual privilege, the Borrower may prepay at any time all or part of the principal provided that the Borrower pays the interest owing up to the time of the prepayment together with an indemnity equal to:

If the interest rate on the Loan is a floating rate:

-	three months further interest on the principal prepaid at the floating interest rate then applicable to the Loan.

If the interest rate on the Loan is a fixed rate:

-	the sum of (a) three months further interest on the principal prepaid at the fixed interest rate then applicable to the Loan; and (b) the Interest Differential Charge.

Partial prepayments shall be applied regressively on the then last maturing instalments of principal.

LETTER OF OFFER Lakeland Protective Real Estate Inc. - 038405-02, August 30th, 2013

SECURITY

The Loan, interest on the Loan and all other amounts owing pursuant to the Loan Documents shall be secured by the following (the “Security”):

1.	First readvanceable mortgage on land (approx. 3.0 Acres) legally described as Part Lot 41, Concession 3, Township of Brantford, being Part 5 on 2R6763; City of Brantford and building (approx. 24,000 sq ft.) located at 59 Bury Court Brantford, Ontario owned by Lakeland Protective Real Estate Inc. Building location survey or title insurance required.

2.	General Security Agreement from Lakeland Protective Real Estate Inc. providing a first security interest in all present and after-acquired personal property, except consumer goods.

3.	Postponement of loan for $504,028 from parent company. Interest may not be paid.

4.	First registered general assignment of rents. Rent may be paid in the normal course of business unless notified by BDC.

CONDITIONS PRECEDENT

Any obligation to make any advance under the Letter of Offer is subject to the following conditions being fulfilled to the satisfaction of BDC:

1.	Receipt of the Security in form and substance satisfactory to BDC registered as required to perfect and maintain the validity and rank of the security, and such certificates, authorizations, resolutions and legal opinions as BDC may reasonably require.

2.	Satisfactory review of all financial information relating to the Borrower and any corporate Guarantor and their respective business as BDC may reasonably require.

3.	No Default or Event of Default shall have occurred.

4.	No Material Adverse Change shall have occurred.

5.	Provision of documents evidencing expenditures under the Loan Purpose, if applicable.

6.	Satisfaction of all applicable disbursement conditions contained in the Underlying Conditions section of this Letter of Offer.

7.	Submit a Phase I – Environmental Site Assessment Report prepared by an external consultant commissioned by BDC. The contents and the conclusions of the Report must all be acceptable to BDC. The Borrower is responsible for the payment of all charges relative to the preparation of the report.

8.	Provide a letter addressed to BDC from AloStar Business Credit, a division of AloStar Bank of Commerce confirming their concurrence with the Borrower obtaining this Loan and the terms and conditions in this Letter of Offer.

9.	Provide a written confirmation that the lease agreement dated August 20, 2013 between Lakeland Protective Real Estate Inc. (Landlord) and Lakeland Protective Wear Inc. (Tenant) for lease of realty located at 59 Bury Court, Brantford, Ontario charged as security for this Loan has been reviewed by and is acceptable to BDC's Solicitor.

LETTER OF OFFER Lakeland Protective Real Estate Inc. - 038405-02, August 30th, 2013

UNDERLYING CONDITIONS

So long as any amount owing pursuant to the Loan Documents remains unpaid, the following conditions shall apply:

1.	You will confirm, on demand, proof of payment to each government agency through documentation prepared by your external accredited accountant which is to be forwarded to BDC along with your annual financial statements. You also agree to sign a standard consent form enabling BDC to inquire as to the status of these remittances.

2.	You agree to provide to BDC annually written proof of your payment of the property, school or similar taxes which are assessed against the mortgaged land and improvements (the “taxes”), within thirty (30) days following the due date of each required instalment. Should you default in paying any such instalment of the taxes when due, you will pay BDC monthly payments as calculated by BDC to establish a tax reserve account. These payments will be collected by the pre-authorized debit plan and the funds in the account will earn interest in accordance with BDC’s policy then in effect. You authorize BDC to pay the relevant taxing authorities. Should there be insufficient funds to satisfy the taxes owing, you will pay the shortfall. BDC will not be responsible for funding the shortfall or any arrears, including interest and other charges. You will instruct the taxing authority to forward a copy of the tax notice to BDC, or you will deliver a copy to BDC upon receipt.

3.	Notwithstanding terms and conditions for interest rate contained in this Letter of Offer, the Loan must remain on fixed interest rate plans renewed from time to time for periods chosen by the Borrower, which will be subject to all other terms and conditions applicable to fixed interest rate plans.

4.	DISBURSEMENT This Loan will be disbursed through Solicitor in trust once all the required Security is in place and terms and conditions set out in this Letter of Offer have been met.

DISBURSEMENT

Unless otherwise authorized, funds shall be disbursed to the solicitor or notary who shall confirm to BDC the execution, delivery and registration of the Security.

REPRESENTATIONS AND WARRANTIES

The Borrower makes the representations and warranties in Schedule “A” – Section II. These representations and warranties shall survive the execution of the Letter of Offer and shall continue in force and effect until the full payment and performance of all obligations of the Borrower pursuant to the Loan Documents.

LETTER OF OFFER Lakeland Protective Real Estate Inc. - 038405-02, August 30th, 2013

COVENANTS

So long as any amount owing pursuant to the Loan Documents remains unpaid, the Borrower and any corporate Guarantor shall perform the covenants in Schedule “A” – Section III.

REPORTING OBLIGATIONS

The Borrower (and if applicable the corporate Guarantor) shall provide to BDC within 90 days of its (their) fiscal year end the following financial statements:

Company	Type	Frequency	Period Ending
Lakeland Protective Wear, Inc.	Review Engagement	Annual	January

Lakeland Industries, Inc.	Audited	Annual	January

Lakeland Protective Real Estate Inc.	Notice to Reader	Annual	January

and such other financial and operating statements and reports as and when BDC may reasonably require.

EVENTS OF DEFAULT

The occurrence of any of the events listed in Schedule “A” – Section IV constitutes an event of default under the Letter of Offer (each an “Event of Default”). If an Event of Default occurs, any obligation of BDC to make any advance, shall, at BDC’s option, terminate and BDC may, at its option, demand immediate payment of the Loan and enforce any Security.

FEES

Cancellation Fee

If the Borrower does not draw on the Loan by August 29th, 2014 (the “Lapsing Date”), the Loan shall lapse and be cancelled and the Borrower and the Guarantor shall pay BDC a cancellation fee of $33,000.00. If the Borrower draws on the Loan partially, the undisbursed part of the Loan shall lapse on the Lapsing Date and be cancelled. If the Borrower cancels more than 50% of the Loan (cumulative), the Borrower and the Guarantor shall pay a prorated part of the above stated cancellation fee proportionate to the percentage of the Loan cancelled.

The cancellation fee is payable on demand and is liquidated damages, not a penalty, and represents a reasonable estimate of BDC's damages should the Loan be cancelled or allowed to lapse in whole or in part.

LETTER OF OFFER Lakeland Protective Real Estate Inc. - 038405-02, August 30th, 2013

Standby Fee

The Borrower and the Guarantor shall pay BDC a non-refundable standby fee calculated at a rate of 1.5% per annum on the portion of the Loan which has not been advanced or cancelled. This fee shall be calculated daily and be payable in arrears commencing on October 29th, 2013 and on each Payment Date thereafter.

Legal Fees and Expenses

The Borrower and the Guarantor shall pay, on demand, all legal and other out-of-pocket costs of BDC incurred in connection with the Loan and the Loan Documents including the enforcement of the Loan and the Loan Documents, whether or not any documentation is entered into or any advance is made to the Borrower. All legal and other out-of-pocket expenses of BDC in connection with any amendment or waiver related to the Loan and the Loan documents shall also be for the account of the Borrower.

Loan Management Fee

The Borrower shall pay BDC a management fee of $750.00 per year. This management fee is payable annually on the Payment Date immediately following each anniversary of the first advance of the Loan. This fee is non-refundable and is subject to change.

Transaction Fees

The Borrower shall pay BDC loan amendment and Security processing fees charged for the administrative handling of the Loan.

CONFLICTS

The Loan Documents constitute the entire agreement between BDC and the Borrower. To the extent that any provision of the Letter of Offer is inconsistent with or in conflict with the provisions of the other Loan Documents, such provision of the Letter of Offer shall govern.

INDEMNITY

The Borrower shall indemnify and hold BDC harmless against any and all claims, damages, losses, liabilities and expenses incurred, suffered or sustained by BDC by reason of or relating directly or indirectly to the Loan Documents save and except any such claim, damage, loss, liability and expense resulting from the gross negligence or wilful misconduct of BDC.

GOVERNING LAW

This Letter of Offer shall be governed by and construed in accordance with the laws of the jurisdiction in which the Business Centre of BDC is located as shown on the first page of this Letter of Offer.

LETTER OF OFFER Lakeland Protective Real Estate Inc. - 038405-02, August 30th, 2013

SUCCESSORS AND ASSIGNS

The Letter of Offer shall extend to and be binding on the Borrower and BDC and their respective successors and assigns. BDC, in its sole discretion, may assign, sell or grant participation in (a “transfer”) all or any part of its rights and obligations under this Letter of Offer or the Loan to any third party, and the Borrower agrees to sign any documents and take any actions that BDC may reasonably require in connection with any such transfer. Upon completion of the transfer, the third party will have the same rights and obligations under this Letter of Offer as if it were a party to it, with respect to all rights and obligations included in the transfer and BDC will be released to the extent of any interest under this Letter of Offer or the Loan it assigns. BDC may disclose information it has in connection with the Borrower or any Guarantor to any actual or prospective transferee. No Borrower or Guarantor shall have the right to assign any of its rights or obligations under or pursuant to the Loan Documents without BDC’s prior written consent.

ACCEPTANCE

The Letter of Offer and any modification of it may be executed and delivered by original signature, fax, or any other electronic means of communication acceptable to BDC and in any number of counterparts, each of which is deemed to be an original and all of which taken together shall constitute one and the same Letter of Offer.

Should you have any questions regarding the Letter of Offer, do not hesitate to communicate with one of the undersigned.

/s/ Sean Tiernay	/s/ Vince Ditta
Sean Tiernay	Vince Ditta
Manager, Major Accounts	Business Centre Manager
Tel: (905) 572-2352
Fax: (905) 572-4282

LETTER OF OFFER Lakeland Protective Real Estate Inc. - 038405-02, August 30th, 2013

ACCEPTANCE

The parties accept the terms and conditions set forth above and in the attached Schedule “A”.

This 3rd day of September 2013.

Lakeland Protective Real Estate Inc.

Per:	/s/ Gary Pokrassa	, Authorized Signing Officer

Print Name:	Gary Pokrassa, CFO

Per:		, Authorized Signing Officer

Print Name:

Page 9 of 9